                                   EXHIBIT 99

                             GLOBECOMM SYSTEMS INC.

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

                            EFFECTIVE JANUARY 3, 2005

                                   ARTICLE ONE

                               GENERAL PROVISIONS

I.                PURPOSE OF THE PLAN

                  This Amended and Restated 1997 Stock Incentive Plan (the
"Plan") is intended to promote the interests of Globecomm Systems Inc., a
Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.               STRUCTURE OF THE PLAN

A.                The Plan shall be divided into five separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

(iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

(iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

(v) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

B.                The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.              ADMINISTRATION OF THE PLAN

A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and
Stock Issuance Programs shall be administered by the Board. Beginning with the
Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock
Issuance Programs with respect to Section 16 Insiders and shall have sole and exclusive authority to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

B. Administration of the Discretionary Option Grant and Stock Issuance Programs
with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary
Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any
Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Salary
Investment Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary
Investment Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary
Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Automatic Option Grant and Director Fee Option Grant
Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.               ELIGIBILITY

A.   The persons eligible to participate in the Discretionary Option Grant and
Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the
Corporation (or any Parent or Subsidiary).

B.   Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option
Grant Program.

C.   Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a
Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

D.   The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

E.   The individuals who shall be eligible to participate in the Automatic
Option Grant Program shall be limited to those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders. A non-employee Board member who has previously been in the employ of the
Corporation (or any Parent or Subsidiary) or who serves as a member of the Board pursuant to contractual rights granted to certain groups of stockholders in connection with their purchase of stock in the Corporation shall not be eligible to receive an option grant under the Automatic Option Grant Program.

F.   All non-employee Board members shall be eligible to participate in the
Director Fee Option Grant Program.

V.                STOCK SUBJECT TO THE PLAN

A.   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the
Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 5,814,789 shares. Such share reserve includes (i) the initial reserve of 2,280,000*
shares, (ii) an additional increase of 90,818 shares effected in January 1998 pursuant to the automatic share increase provisions of Section V.B., (iii) an additional increase of 90,517 shares effected in January 1999 pursuant to the automatic share increase provisions of Section V.B., (iv) an additional increase of 95,623 shares effected in January 2000 pursuant to the automatic share increase provisions of Section V.B., (v) an additional increase of 800,000 shares authorized by the Board on July 21, 2000 and approved by the stockholders at the 2000 Annual Meeting, (vi) an additional increase of 119,505 shares effected in January 2001 pursuant to the automatic share increase provisions of
Section V.B., (vii) an additional increase of 800,000 shares authorized by the
Board on August 16, 2001 and approved by the stockholders at the 2001 Annual
Meeting, (viii) an additional increase of 127,529 shares effected in January
2002 pursuant to the automatic share increase provisions of Section V.B., (ix)
an additional increase of 125,644 shares effected in January 2003 pursuant to the automatic share increase provisions of Section V.B., (x) an additional increase of 140,763 shares effected in January 2004 pursuant to the automatic share increase provisions of Section V.B., (xi) an additional increase of
1,000,000 shares authorized by the Board on September 29, 2004 and approved by the stockholders at the 2004 Annual Meeting and (xii) an additional increase of
144,390 shares effected in January 2005 pursuant to the automatic share increase provisions of Section V.B.

B.   The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1998 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

C.   No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than
1,425,000* shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year.

D.   Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common
Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be

--------------------------------
All figures have been adjusted to reflect the 2.85-for-1 stock split effected prior to the closing of the initial public offering of the Common Stock.*

paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common
Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

E.   If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the
Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan, (ii)
the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic
Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.                OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.   EXERCISE PRICE.

1.   The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

2.   The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b)
the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.   EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.   EFFECT OF TERMINATION OF SERVICE.

1.   The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the
Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

(iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service.
Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.
However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.   The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan
Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common
Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued
in Service.

D.   STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.   REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.   LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee,
Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The

assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.               INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive
Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive
Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.   ELIGIBILITY. Incentive Options may only be granted to Employees.

B.   EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.   DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common
Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. The provisions of this Section C shall apply to options previously issued under the Corporation's Incentive Stock Option Plan, and shall be in substitution for the limitation set forth in Section 2.05 of such Plan.

D.   10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.              CORPORATE TRANSACTION/CHANGE IN CONTROL

A.   In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B.   All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

C.   Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding.

D.   In the event of a Change in Control each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Optionee's cessation of Service. In addition, all of the
Corporation's outstanding repurchase rights with respect to shares held by the
Optionee at the time of such Change in Control shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

E.   The portion of any Incentive Option accelerated in connection with a
Corporate Transaction or Change in Control shall remain exercisable as an
Incentive Option only to the extent the applicable One Hundred Thousand

Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a
Non-Statutory Option under the Federal tax laws.

F.   The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.               CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary
Option Grant Program (including outstanding options incorporated from the
Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.                STOCK APPRECIATION RIGHTS

A.   The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B.   The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the
Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at
Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5)
business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C.   The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such
Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock.
In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the
Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) Neither the approval of the Plan Administrator nor the consent of the
Board shall be required in connection with such option surrender and cash distribution.

(iv.) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

I.                OPTION GRANTS

                  The Primary Committee shall have the sole and exclusive
authority to determine the calendar year or years (if any) for which the Salary
Investment Option Grant Program is to be in effect and to select the Section 16
Insiders and other highly compensated Employees eligible to participate in the
Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option
Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than
Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the
Salary Investment Grant Program on or before the last trading day in January for the calendar year for which the salary reduction is to be in effect. All grants under the Salary Investment Option Grant Program shall be at the sole discretion of the Primary Committee.

II.               OPTION TERMS

                  Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A.   EXERCISE PRICE.

1.   The exercise price per share shall be thirty-three and one-third percent
(33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2.   The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.   NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A (divided by) (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the dollar amount of the approved  reduction in the
                  Optionee's base salary for the calendar year, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

C.   EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.   EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this
Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i)
the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.              CORPORATE TRANSACTION/CHANGE IN CONTROL

A.   In the event of any Corporate Transaction while the Optionee remains in
Service, each outstanding option held by such Optionee under this Salary
Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate
Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

B.   In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment
Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

C.   Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i)
the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares.
Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

D.   The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.              REMAINING TERMS

                  The remaining terms of each option granted under the Salary
Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

I.                STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock Issuance
Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance
Agreement which complies with the terms specified below.

A.   PURCHASE PRICE.

1.   The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.   Subject to the provisions of Section I of Article Seven, shares of Common
Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B.   VESTING PROVISIONS.

1.   Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives.

2.   Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common
Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.   The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance
Program, whether or not the Participant's interest in those shares is vested.
Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.   Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.   The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any

                                       10

time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.               CORPORATE TRANSACTION/CHANGE IN CONTROL

A.   All of the Corporation's outstanding repurchase rights under the Stock
Issuance Program shall terminate automatically, and all the shares of Common
Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.
B.   All of the Corporation's outstanding repurchase under the Stock Issuance
Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon a Change in Control.

III.              SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

I.                OPTION TERMS

A.   OPTION GRANTS. Each non-employee Board member shall automatically be granted, (i) a Non-Statutory Option to purchase 15,000 shares of Common Stock on the date of initial election or appointment to the Board, provided that individual has not previously been in the employ of the Corporation or any
Parent or Subsidiary and (ii) a Non-Statutory Option to purchase an additional
5,000 shares of Common Stock on the date of each succeeding annual meeting of stockholders at which such director stands for re-election.

B.   EXERCISE PRICE.

1.   The exercise price per share shall be equal to one hundred percent (100%)
of the Fair Market Value per share of Common Stock on the option grant date.

2.   The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.   OPTION TERM.  Each option shall have a term of ten (10) years measured from the option grant date.

D.   EXERCISE AND VESTING OF OPTIONS. Each option shall be exercisable for those option shares which have vested. During the period of service as a member of the
Board, (i) each 15,000-share grant shall vest to the extent of one third of the number of shares granted thereby (5,000 shares), on the date of grant, and cumulatively to the extent of an additional one-third, on each of the next two succeeding anniversaries of the date of grant, so that on the second anniversary of the date of grant (provided service as a Board member has continued
throughout the period), the options granted to any eligible Director shall be fully vested and (ii) each annual 5,000-share grant shall fully vest on the date of grant.

E.   TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                                       11

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common
Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or
Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.               CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.   In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of
Common Stock. Immediately following the consummation of the Corporate
Transaction, each automatic option grant shall terminate and cease to be outstanding.

B.   In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of
Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C.   Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

D.   Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E.   The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                       12

III               REMAINING TERMS

                  The remaining terms of each option granted under the Automatic
Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

I.                OPTION GRANTS

                  Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this
Director Fee Option Grant Program. Such election must be filed with the
Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option
Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.

II.               OPTION TERMS

                  Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A.   EXERCISE PRICE.

1.   The exercise price per share shall be thirty-three and one-third percent
(33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2.   The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.   NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A (divided by) (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

C.   EXERCISE AND TERM OF OPTIONS. The option shall become exercisable for fifty percent (50%) of the option shares upon the Optionee's completion of six (6)
months of Board service in the calendar year for which his or her election under this Director Fee Option Grant Program is in effect, and the balance of the option shares shall become exercisable in a series of six (6) successive equal monthly installments upon the Optionee's completion of each additional month of
Board service during that calendar year. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.   TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of

                                       13

such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

E.   DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

                  Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III.              CORPORATE TRANSACTION/CHANGE IN CONTROL

A.   In the event of any Corporate Transaction while the Optionee remains a
Board member, each outstanding option held by such Optionee under this Director
Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common
Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the
Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii)
the expiration of the three (3)-year period measured from the date of the
Optionee's cessation of Board service.

B.   In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option
Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

C.   Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i)
the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares.
Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

D.   The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.               REMAINING TERMS

                  The remaining terms of each option granted under this Director
Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                       14

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

I                 FINANCING

                  The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the
Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.               TAX WITHHOLDING

A.   The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.   The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan
(other than the options granted or the shares issued under the Automatic Option
Grant or Director Fee Option Grant Program) with the right to use shares of
Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  Stock Withholding: The election to have the Corporation
withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes
(not to exceed one hundred percent (100%)) designated by the holder.

                  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.              EFFECTIVE DATE AND TERM OF THE PLAN

A.   The Plan shall become effective immediately upon the Plan Effective Date.
However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program
at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan
Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.   The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the
Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date
shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common
Stock.

                                       15

C.   One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate
Transactions and Changes in Control, may, in the Plan Administrator's
discretion, be extended to one or more options incorporated from the Predecessor
Plans which do not otherwise contain such provisions.

D.   The Plan shall terminate upon the earliest of (i) February 25, 2007, (ii)
the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.               AMENDMENT OF THE PLAN

A.   The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations in order to preserve the deductibility or other tax treatment of options and shares granted hereunder, or the exemption of recipients of such shares or options from Section 16(b) of the
1934 Act.

B.   Options to purchase shares of Common Stock may be granted under the
Discretionary Option Grant and Salary Investment Option Grant Programs and
shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.                USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.               REGULATORY APPROVALS

A.   The implementation of the Plan, the granting of any stock option under the
Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the
Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.   No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which
Common Stock is then listed for trading.

VII.              NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee or the
Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the

                                       16

Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                       17

                                    APPENDIX

                  The following definitions shall be in effect under the Plan:

                  A.    AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic
option grant program in effect under the Plan.

                  B.    BOARD shall mean the Corporation's Board of Directors.

                  C.    CHANGE IN CONTROL shall mean a change of control of the
Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the 1934 Act whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i)    any person or group (as such terms are used in
                  connection with Sections 13(d) and 14(d) of the 1934 Act)
                  becomes the "beneficial owner" (as defined in Rule 13d-3 and
                  13d-5 under the 1934 Act), directly or indirectly, of
                  securities of the Corporation representing 35% or more of
                  the combined voting power of the Corporation's then
                  outstanding securities;

                  (ii)   the Corporation is a party to a merger, consolidation,
                  sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office
                  immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

                  (iii)  during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's
                  stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                  Notwithstanding the foregoing provisions of this Section C, a
"Change in Control" will not be deemed to have occurred solely because of the acquisition of securities of the Corporation (or any reporting requirement under the 1934 Act relating thereto) by an employee benefit plan maintained by the
Corporation for its employees.

                  D.     CODE shall mean the Internal Revenue Code of 1986, as
amended.

                  E.     COMMON STOCK shall mean the Corporation's common stock.

                  F.     CORPORATE TRANSACTION shall mean either a stockholder-
approved sale, transfer or other disposition of all or substantially all of the
Corporation's assets in complete liquidation or dissolution of the Corporation.

                  G.     CORPORATION shall mean Globecomm Systems Inc., a
Delaware corporation, and its successors.

                  H.     DIRECTOR FEE OPTION GRANT PROGRAM shall mean the
special stock option grant in effect for non-employee Board members under
Article Six of the Plan.

                  I.     DISCRETIONARY OPTION GRANT PROGRAM shall mean the
discretionary option grant program in effect under the Plan.

                  J.     ELIGIBLE DIRECTOR shall mean a non-employee Board
member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

                  K.     EMPLOYEE shall mean an individual who is in the employ
of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  L.     EXERCISE DATE shall mean the date on which the
Corporation shall have received written notice of the option exercise.

                  M.     FAIR MARKET VALUE per share of Common Stock on any
relevant date shall be determined in accordance with the following provisions:

                  (i)    If the Common Stock is at the time traded on the Nasdaq
                  National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the
                  Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in
                  question, then the Fair Market Value shall be the closing
                  selling price on the last preceding date for which such
                  quotation exists.

                  (ii)   If the Common Stock is at the time listed on any Stock
                  Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan
                  Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the
                  Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii)  For purposes of any option grants made on the
                  Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the
                  Underwriting Agreement.

                  (iv)   For purposes of any option grants made prior to the
                  Underwriting Date, or after the Underwriting Date if the
                  Common Stock is not at the time traded on the Nasdaq National
                  Market or any Stock Exchange, the Fair Market Value shall be determined by the Plan Administrator, after taking into
                  account such factors as it deems appropriate.

                  N.     HOSTILE TAKE-OVER shall mean the acquisition, directly
or indirectly, by any person or related group of persons (other than the
Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership
(within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

                  O.     INCENTIVE OPTION shall mean an option which satisfies
the requirements of Code Section 422.

                  P.     MISCONDUCT shall mean the commission of any act of
fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.
The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

                  Q.     1934 ACT shall mean the Securities Exchange Act of
1934, as amended.

                  R.     NON-STATUTORY OPTION shall mean an option not intended
to satisfy the requirements of Code Section 422.

                  S.     OPTIONEE shall mean any person to whom an option is
granted under the Discretionary Option Grant, Salary Investment Option Grant,
Automatic Option Grant or Director Fee Option Grant Program.

                  T.     PARENT shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation)
owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  U.     PARTICIPANT shall mean any person who is issued shares
of Common Stock under the Stock Issuance Program.

                  V.     PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean
the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently
Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                  W.     PLAN shall mean the Corporation's 1997 Stock Incentive
Plan, as set forth in this document.

                  X.     PLAN ADMINISTRATOR shall mean the particular entity,
whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment
Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

                  Y.     PLAN EFFECTIVE DATE shall mean February 26, 1997, the
date on which the Plan was adopted by the Board.

                  Z.     PREDECESSOR PLANS shall mean the Corporation's pre-
existing Incentive Stock Option Plan and Director Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

                  AA.    PRIMARY COMMITTEE shall mean the committee of two (2)
or more non-employee Board members appointed by the Board to administer the
Discretionary Option Grant and Stock Issuance Programs with respect to Section
16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

                  BB.    SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the
salary investment grant program in effect under the Plan.

                  CC.    SECONDARY COMMITTEE shall mean a committee of one (1)
or more Board members appointed by the Board to administer the Discretionary
Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

                  DD.    SECTION 12 REGISTRATION DATE shall mean the date on
which the Common Stock is first registered under Section 12(g) of Section 16 of the 1934 Act.

                  EE.    SECTION 16 INSIDER shall mean an officer or director of
the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

                  FF.    SERVICE shall mean the performance of services for the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an
Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

                  GG.    STOCK EXCHANGE shall mean either the American Stock
Exchange or the New York Stock Exchange.

                  HH.    STOCK ISSUANCE AGREEMENT shall mean the agreement
entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

                  II.    STOCK ISSUANCE PROGRAM shall mean the stock issuance
program in effect under the Plan.

                  JJ.    SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the
Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  KK.    TAKE-OVER PRICE shall mean the greater of (i) the Fair
Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive
Option, the Take-Over Price shall not exceed the clause (i) price per share.

                  LL.    TAXES shall mean the Federal, state and local income
and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

                  MM.    10% STOCKHOLDER shall mean the owner of stock (as
determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                  NN.    UNDERWRITING AGREEMENT shall mean the agreement between
the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                  OO.    UNDERWRITING DATE shall mean the date on which the
Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.